Armored AutoGroup Announces Conference Call To Review The Company's Financial Results For The Quarter Ended March 31, 2013

DANBURY, Conn., May 8, 2013 /PRNewswire/ -- Armored AutoGroup will hold a conference call to discuss the Company's financial results for the quarter ended March 31, 2013 on Monday, May 13, 2013 at 1:30 p.m. EDT. Investors interested in participating should dial 888-233-4937, with conference ID 69446601, or email ir@armoredautogroup.com for additional information.

A replay of the conference call will also be available by dialing 855-859-2056.

About Armored AutoGroup
Armored AutoGroup Inc., headquartered in Danbury, CT, is primarily comprised of the Armor All® and STP® brands. The current product line of Armor All protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air freshners and washes is designed to clean, shine, refresh and protect interior and exterior automobile surfaces. The offering of STP oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and ''Do-it-Yourselfers''. The Company has a diversified geographic footprint with direct operations in the United States, Canada, Australia, Mexico and the U.K. and distributor relationships in approximately 50 countries. For more information, please visit www.armorall.com and www.stp.com.

Contact:
James David
Kekst and Company
212-521-4800